SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated March 18, 2014

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.          Unregistered Sale of Equity Securities

On March 18, 2014, Z Investment Holdings, LLC, an affiliate of Golden Gate Capital, exercised all of its warrants to purchase shares of Zale Corporation (“Zale”) Common Stock at an exercise price of $2.00 per share. The warrants were issued to Z Investment Holdings LLC in May 2010 in connection with the execution of our senior secured term loan. As permitted by their terms, the exercise price for the warrants was paid through the surrender of warrants to purchase 1,042,609 shares of Zale Common Stock. As a result of the exercise of the warrants, Zale has approximately 43.1 million common shares outstanding, of which Z Investment Holdings, LLC received 10,022,075 shares, or approximately 23 percent of the common shares outstanding, upon exercise.

The sale is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Act. The sale represents the exercise by a sophisticated investor of warrants issued in 2010 and the receipt by that investor of legended shares of Zale Common Stock that are not transferable without registration or the availability of an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALE CORPORATION

		By:	/s/ THOMAS A. HAUBENSTRICKER
Thomas A. Haubenstricker
Senior Vice President,
Chief Financial Officer

Date:	March 21, 2014